Exhibit 99.1

Apple REIT Eight

Garden Inn

first quarter

March 31, 2008

STATEMENT OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2008
REVENUES
ROOM REVENUE	$11,631
OTHER REVENUE	980

TOTAL REVENUES	$12,611
EXPENSES
DIRECT OPERATING EXPENSE	$3,401
OTHER HOTEL OPERATING EXPENSES	6,052
GENERAL AND ADMINISTRATIVE	1,144
DEPRECIATION	2,729
INVESTMENT INCOME	(2,753)
INTEREST, NET	(3,478)

TOTAL EXPENSES	$7,095
NET INCOME	$5,516

NET INCOME PER SHARE	$0.07
FUNDS FROM OPERATIONS (A)
NET INCOME	$5,516
DEPRECIATION OF REAL ESTATE OWNED	2,729

FUNDS FROM OPERATIONS	$8,245

FFO PER SHARE	$0.11
WEIGHTED-AVERAGE SHARES OUTSTANDING	75,397
OPERATING STATISTICS
OCCUPANCY	66%
AVERAGE DAILY RATE	$115
REVPAR	$75
NUMBER OF HOTELS OWNED	23
DIVIDENDS PER SHARE	$0.22

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	March 31, 2008	December 31, 2007
ASSETS
INVESTMENT IN HOTELS, NET	$414,974	$87,310
CASH AND CASH EQUIVALENTS	406,070	562,009
OTHER ASSETS	20,464	21,452

TOTAL ASSETS	$841,508	$670,771

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE, SECURED	$5,143	$—
OTHER LIABILITIES	12,252	452

TOTAL LIABILITIES	17,395	452
TOTAL SHAREHOLDERS’ EQUITY	824,113	670,319

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$841,508	$670,771

(a) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2008 and the results of operations for the interim period ended March 31, 2008. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Eight, Inc. 2007 Annual Report.

MARKET DIVERSITY

Portfolio of hotels

STATE / CITY
ARKANSAS
Rogers (2), Springdale
CALIFORNIA
Cypress, Sacramento
FLORIDA
Sanford, Tallahassee
GEORGIA
Savannah/Port Wentworth
KANSAS
Overland Park (2)
KENTUCKY
Bowling Green	ABOVE: HAMPTON INN & SUITES, TULSA, OK
MARYLAND
Annapolis
MASSACHUSETTS
Marlborough, Westford (2)
MISSOURI
Kansas City
NEW JERSEY
Somerset
NEW YORK
New York City
NORTH CAROLINA
Concord, Dunn, Greensboro, Matthews
OKLAHOMA
Tulsa/South-Bixby
TENNESSEE
Chattanooga
TEXAS
Texarkana (2)
VIRGINIA
Harrisonburg

DEAR SHAREHOLDER

GLADE M. KNIGHT

The first quarter of 2008 brought extraordinary growth to Apple REIT Eight, Inc. During the three month period ending March 31, 2008, we invested an additional $300 million in hotels strategically located in stable and growing domestic markets. Then, on April 21, 2008, with thanks to David Lerner Associates, Inc., the Company reached its goal of $1 billion total proceeds raised.

With the goal of developing a well-performing diversified portfolio of lodging real estate that will grow in value and provide you with strong returns, we have hand-selected 21 properties since the beginning of the year. The Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands represent Hilton’s mid-priced segment, offering guests high quality service at competitive prices. Since the beginning of 2008, we have added three Hilton Garden Inn® properties to our collection of assets – a 126-room hotel in Annapolis, MD, an 85-room property in Tallahassee, FL and a 154-room property in Sacramento, CA. Our portfolio currently consists of seven Hampton Inn® or Hampton Inn & Suites® properties, with five of those purchased this year, including: a 106-room hotel in Savannah, GA; a 92-room property in Matthews, NC; a 120-room property in Dunn, NC; a 101-room hotel in Concord, NC; and a 110-room Hampton Inn & Suites® in Westford, MA. Similarly, the Courtyard® by Marriott®, SpringHill Suites® by Marriott® and Fairfield Inn & Suites® by Marriott® represent Marriott’s comparable mid-priced segment. Our portfolio currently consists of four Courtyard® hotels, including the 90-room Texarkana, TX location that we purchased in March of this year and the 180-room Cypress, CA location we purchased in April. We also own three SpringHill Suites®, two of which – a 105-room Sanford, FL property and a 102-room Overland Park, KS property – we recently acquired. In addition, we purchased a 99-room Fairfield Inn & Suites in Rogers, AR at the end of February.

The Residence Inn® by Marriott® and the TownePlace Suites® by Marriott® are geared to travelers staying five or more nights and provide residential atmospheres. We have a total of eight extended-stay properties and seven of those were acquired during the beginning of this year, including a 112-room Residence Inn® in Marlborough, MA, an 88-room Residence Inn® in Rogers, AR, an
85-room TownePlace Suites® in Texarkana, TX, a 72-room Residence Inn® in Springdale, AR, a 120-room Residence Inn® in Overland Park, KS, a 106-room Residence Inn® in Kansas City, MO and a 108-room Residence Inn® in Westford, MA.

Also among our acquisitions was the full-service, 200-room Hotel 57®, located in New York City. The property at 57th and Lexington is currently undergoing an extensive $17 million renovation that we initiated at the time of purchase to rebrand the hotel and provide added value in the years to come.

Even with the launch of such major projects this year, funds from operations (FFO) reached $8.2 million, or $0.11 per share for the three-month period ending March 31, 2008. During that same time, we paid dividends of $0.22 per share, the equivalent of an eight percent annual return based on an $11 share price. I am pleased to report that our properties reported average daily rates (ADR) of $115, average nightly occupancy levels of 66 percent and revenue per available room (RevPAR) of $75. We anticipate that these averages will fluctuate throughout the year as our current large number of acquisitions continues.

We have identified all of the assets for the Apple REIT Eight portfolio and are in the due diligence phase for those targeted properties. With portfolio and modest revenue growth in our forecast, we anticipate that 2008 will be a good year for Apple REIT Eight.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

CORPORATE PROFILE

Apple REIT Eight, Inc. is a real estate investment trust (REIT) focused on the ownership of income-producing real estate. Our focus is to acquire high-quality properties that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn and Suites® brands. As of the printing of this report, our portfolio consisted of 27 hotels with 3,039 guestrooms in 16 states.

MISSION

Apple REIT Eight is a premier investment company committed to providing maximum value for our shareholders.

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, VA 23219
(804) 344-8121
(804) 344-8129 FAX

INVESTOR INFORMATION
For additional information, please contact:
Kelly Clarke, Director, Investor Services
804-727-6321 or
KClarke@applereit.com

COVER: HILTON GARDEN INN • ANNAPOLIS, MD

BACK: HAMPTON INN • DUNN, NC

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Mariott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Eight offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Eight offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.